                               (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
                                      [ ]     Confidential, For Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Criticare Systems, Inc.
- --------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
[X]     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(i)(2) or Item 22(a)(2) of Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

(1) Title of each class of securities to which transaction applies:
                               Not Applicable
- --------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
                               Not Applicable
- --------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                               Not Applicable
- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
                               Not Applicable
- --------------------------------------------------------------------------------

(5) Total fee paid:
                               Not Applicable
- --------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.
- --------------------------------------------------------------------------------

[ ]     Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
                               Not Applicable
- --------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
                               Not Applicable
- --------------------------------------------------------------------------------
(3) Filing Party:
                               Not Applicable
- --------------------------------------------------------------------------------
(4) Date Filed:
                               Not Applicable
- --------------------------------------------------------------------------------

                           CRITICARE SYSTEMS, INC.
                           20925 CROSSROADS CIRCLE
                          WAUKESHA, WISCONSIN 53186


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


        The Annual Meeting of Stockholders of Criticare Systems, Inc., will be held at the Company's executive offices, 20925 Crossroads Circle, Waukesha, Wisconsin, on Friday, November 1, 1996 at 3:30 p.m. for the following purposes:

        1. To elect three (3) directors.

        2. To ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending June 30, 1997.

        3. To transact any other business as may properly come before the meeting and any adjournment or adjournments thereof.

        The transfer books of the Company will not be closed for the Annual Meeting. Stockholders of record at the close of business on September 20, 1996 are entitled to receive notice of, and to vote at, the meeting.

        All stockholders are cordially invited to attend the meeting in person, if possible. Stockholders who are unable to be present in person are requested to execute and promptly return the accompanying proxy in the enclosed envelope. The proxy is being solicited by the Board of Directors of the Company. Your attendance at the meeting, whether in person or by proxy, is important to ensure a quorum. If you return the proxy, you still may vote your shares in person by giving written notice (by subsequent proxy or otherwise) to the Secretary of the Company at any time prior to its vote at the Annual Meeting.

                               By Order of the Board of Directors



                               N.C. Joseph Lai, Secretary

Waukesha, Wisconsin
October 1, 1996

                           CRITICARE SYSTEMS, INC.

                           20925 CROSSROADS CIRCLE

           PROXY STATEMENT FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Criticare Systems, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at the Company's executive offices, 20925 Crossroads Circle, Waukesha, Wisconsin, at 3:30 p.m. on Friday, November 1, 1996, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of Proxy is being made on or about October 1, 1996.

                             GENERAL INFORMATION

        The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated Proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed Proxy returned to the Company, the shares represented thereby will be voted (1) in FAVOR of the election as a director of the Company of the nominee listed in the enclosed Proxy and (2) in FAVOR of the ratification of Deloitte & Touche LLP as independent accountants for the 1997 fiscal year.

        Only holders of the common stock of the Company (the "Common Stock") whose names appear of record on the books of the Company at the close of business on September 20, 1996 are entitled to vote at the Annual Meeting. On that date, the only outstanding shares of capital stock of the Company were 7,128,272 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF PROPOSAL ONE AND PROPOSAL TWO. AN ABSTENTION VOTE OR BROKER NON-VOTE WILL BE COUNTED IN DETERMINING THE NUMBER OF SHARES REPRESENTED AT THE MEETING AND IS, ACCORDINGLY, EQUIVALENT TO A VOTE AGAINST PROPOSAL ONE AND PROPOSAL TWO. PROXIES THAT ARE NOT VOTED WILL BE OF NO EFFECT.


                    PROPOSAL NO. 1:  ELECTION OF DIRECTOR

        Pursuant to the authority contained in the By-Laws of the Company, the Board of Directors has established the number of directors of the Company at seven. The Company's By-Laws provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with the term of one class expiring each year. The terms of three directors expire at the Annual Meeting. Accordingly, the Board of Directors has nominated for reelection as a director Gerhard J. Von der Ruhr and N.C. Joseph Lai, Ph.D., each to serve a term of three years, until the 1999 Annual Meeting of Stockholders, and Karsten Houm to serve a term of one year, until the 1997 Annual Meeting of Stockholders. There are currently three vacancies on the Board of Directors. The Company is not considering adding any new directors to fill such vacancies at this time. Proxies cannot be voted for more than one candidate for director.

        As indicated below, the persons nominated by the Board of Directors are incumbent directors. The Company anticipates that the nominees will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the incumbent directors (except where a Proxy withholds authority with respect to the election of a director).

        The Board of Directors held three meetings during the Company's fiscal year ended June 30, 1996. All of the incumbent directors attended at least 75% of the total meetings of the Board of Directors and committees of the Board of Directors upon which they serve, except that Mr. Lai attended only two-thirds of such meetings.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF GERHARD J. VON DER RUHR, N.C. JOSEPH LAI, PH.D. AND KARSTEN HOUM AS DIRECTORS OF THE COMPANY.

                                 COMMITTEES

        The Company has both Audit and Compensation Committees of directors. The members of the Board's Audit Committee are Milton Datsopoulos and Karsten Houm. The Audit Committee met one time during the fiscal year ended June 30, 1996. The responsibilities of the Audit Committee, in addition to such other duties specified by the Board of Directors, include the following: (1) recommendation to the Board of Directors of independent accountants for the Company; (2) review of the timing, scope and results of the independent accountants' audit examination and related fees; (3) review of periodic comments and recommendations by the independent accountants and of the Company's response thereto; and (4) review of the scope and adequacy of internal accounting controls and internal auditing activities.

        The Board's Compensation Committee is comprised of Milton Datsopoulos and Karsten Houm. The responsibilities of the Compensation Committee are to make recommendations to the Board of Directors with respect to compensation for the executive officers of the Company and to oversee the Company's stock option plans. The Compensation Committee met two times in the fiscal year ended June 30, 1996.

                     NOMINEES FOR ELECTION AS DIRECTORS

Gerhard J. Von Der Ruhr

Age: 55; Elected Director: 1984; Present Term Ends: 1996 Annual Meeting

Mr. Von der Ruhr is a founder of the Company and has served as Chairman of its Board and President since the Company's inception in October 1984.

N.C. Joseph Lai, Ph.D.

Age: 54; Elected Director: 1984; Present Term Ends: 1996 Annual Meeting

Dr. Lai is a co-founder of the Company and served as Vice Chairman of its Board and as an officer since the Company's inception in 1984.

Karsten Houm

Age: 50; Elected Director: 1985; Present Term Ends: 1996 Annual Meeting

Mr. Houm has served as President of Unitor, a Norwegian shipping company, since September 1985.


                               OTHER DIRECTOR

Milton Datsopoulos

Age: 56; Elected Director: 1986; Present Term Ends: 1998 Annual Meeting

Mr. Datsopoulos has been a partner in the law firm of Datsopoulos, MacDonald & Lind in Missoula, Montana since 1974. Mr. Datsopoulos is a director of Montana Naturals Int'l, Inc., a manufacturer of natural food products and nutritional supplements.

                             EXECUTIVE OFFICERS

        The executive officers of the Company are as follows:


        Name                     Title                                    Age
        ----                     -----                                    ---
        Gerhard J. Von der Ruhr  Chairman of the Board, President and     55
                                 Treasurer

        N.C. Joseph Lai          Senior Vice President, Vice Chairman     54
                                 of the Board, Secretary

        Stephen D. Okland        Vice President-Alternate Care            54

        Richard J. Osowski       Senior Vice President-Finance            59
                                 Assistant Secretary

        Herschel Q. Peddicord    Senior Vice President-Sales, Marketing   46
                                 and Engineering

        Michael T. Larsen        Vice President-Quality Control/          37
                                 Quality Assurance

        Kenneth F. Wineman       Vice President -                         50
                                 Latin American Sales

        Drew M. Diaz             Vice President -                         33
                                 European Sales

        The terms of office and past business experiences of Mr. Von der Ruhr and Dr. Lai are described above.

        Mr. Okland served the Compa ny as a sales consultant from January through December 1985. In January 1986, Mr. Okland was appointed Director of Sales and in May 1988 he was appointed Vice President.

        Mr. Osowski served as Controller of the Company from October 1985 until October 1987, as Vice President-Finance from October 1987 until May 1995 and as Senior Vice President-Finance and Assistant Secretary since May 1995.

        Mr. Peddicord joined the Company on March 30, 1995. Prior to joining the Company, he was Vice President of Sales and Marketing from 1991 to 1995 for Biotronic, Inc., a manufacturer of cardiac pacemakers. From 1989 to 1991 Mr. Peddicord was National Sales Manager of Criticare Systems, Inc.

        Mr. Larsen served as Project Engineer from August 1985 until he was appointed Manager of Engineering in September 1987. He was most recently promoted to Vice President-Quality Control/Quality Assurance effective September l, 1990.

        Mr. Wineman has served the Company as Zone Manager for Latin America sales since joining the Company in July 1991. Prior to joining the Company, Mr. Wineman was engaged as a private consultant to medical and electronic manufacturing companies and also served as Operations Manager of Critikon Corporation, a manufacturer of medical monitoring equipment.

        Mr. Diaz has served the Company as Regional Sales Manager for the Middle East and Western Europe since joining the Company in January 1991.
Prior to joining the Company, Mr. Diaz was employed as a Regional Sales Manager for Pfizer Implant Technologies from 1988 to 1991.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission on Form 3, 4, and 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during fiscal 1996 all section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                           EXECUTIVE COMPENSATION

        The following table sets forth information with respect to all compensation, including stock options granted and all cash bonuses and accrued deferred compensation, incurred by the Company during the three fiscal years ended June 30, 1996 to or on behalf of the Chief Executive Officer and the four most highly paid senior executive officers other than the CEO. The persons listed below are sometimes referred to herein as the "named executive officers."




                         SUMMARY COMPENSATION TABLE
                                                                                                  Long-Term
                                                        Annual Compensation                      Compensation
                                            ------------------------------------------------    ---------------
                                                                                                    Awards:
                                                                                                  Securities
Name and                                                                       Other Annual       Underlying         All Other
Principal Position              Year      Salary($)       Bonus($)(1)    Compensation($)(2)     Options/SARs(#)    Compensation($)
- ------------------              ---       ---------       -----------    ------------------     ---------------    ---------------
Gerhard J. Von der Ruhr,        1996      138,300             --                     957                --            53,876(3)
 Chairman of the Board,         1995      132,600             --                     957                --            51,266
 President (CEO),               1994      141,732         28,240                     635                --            45,982
 Treasurer

Stephen D. Okland,              1996      284,775             --                   6,000            10,000             3,427(4)
 Vice President--Alternate      1995      258,627             --                   6,000                --             2,724
 Care                           1994      237,357             --                   6,000             3,500             4,007

Richard J. Osowski,             1996      107,502             --                     957            10,000            19,268(5)
 Senior Vice President--        1995       95,004             --                     957                --            18,739
 Finance, Assistant Secretary   1994       95,004         28,090                     957            90,000            16,253

N.C. Joseph Lai,                1996      123,174             --                   1,763                --            26,299(6)
 Senior Vice President,         1995       80,000             --                   1,763                --             1,432
 Vice Chairman of               1994      109,585             --                   1,763                --            22,357
 the Board, Secretary

Herschel Q. Peddicord,          1996      195,274             --                      --                --             2,083(7)
Senior Vice President-          1995        8,301             --                      --            50,000                --
Sales, Marketing
and Engineering



- -----------------------
(1) Bonus earned upon achievement of performance objectives. See "Compensation Committee Report."

(2)  The amounts represent automobile allowance payments.

(3) Represents $50,876 of premiums paid by the Company on two life insurance policies, the proceeds of which are payable to Mr. Von der Ruhr's beneficiary, and $3,000 of Company contributions to the 401(k) plan on behalf of Mr. Von der Ruhr.

(4) Represents $427 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Okland, and $3,000 of Company contributions to the 401(k) plan on behalf of Mr. Okland.

(5) Represents $17,009 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Osowski, and $2,259 of Company contributions to the 401(k) plan on behalf of Mr. Osowski.

(6) Represents $24,190 of premiums paid by the Company on a life insurance policy, the proceeds of which are payable to the beneficiary of Mr. Lai, and $2,109 of Company contributions to the 401(k) plan on behalf of Mr. Lai.

(7) Represents contributions by the Company to the 401(k) plan on behalf of Mr. Peddicord.

        Mr. Von der Ruhr has an employment agreement with the Company for successive one-year periods ending March 31 unless prior notice of termination is given. The agreement is terminable by the Company before expiration without further obligation if such termination is for cause. If such termination is without cause, the Company is obliged to continue his salary for the remaining term of the employment agreement. Mr. Osowski has an employment agreement with the Company which provides that if he is terminated without cause (as defined in the agreement), the Company will continue his base salary and certain benefits for a period of one year and will continue to provide group health insurance until he reaches age 65.

        Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors. In January 1994, non-employee directors were issued options to purchase 15,000 shares of common stock at an exercise price of $1.875 per share, market price on the grant date. The options became exercisable on January 1, 1995 and expire on January 12, 1999. In May 1995, non-employee directors were issued options to purchase 50,000 shares of Common Stock at an exercise price of $2.0625 per share, the market price on the date of grant. The options become exercisable on May 15, 1996, 1997 and 1998 and expire on May 15, 2000. Directors receive no cash directors' fees.

                                STOCK OPTIONS

        On December 5, 1992 the Company adopted two new nonqualified stock option plans, the Employee Stock Option Plan and the Non-Employee Stock Option Plan (collectively, the "New Plans"). Pursuant to the adoption of the New Plans, no new stock options can be granted under the stock option plans (the "Old Plans") which existed prior to the approval of the New Plans. The New Plans provide for the grant to key employees and outside directors and consultants of the Company of options covering shares of Common Stock. The New Plans are administered by the Board of Directors which has discretion to increase the number of shares covered by the Plans, select optionees, designate the number of shares to be covered by each option, establish vesting schedules, specify the amount and type of consideration to be paid to the Company on exercise, and to specify certain other terms of the options. The exercise price of options granted under the New Plans must be at least 85% of the fair market value of the Common Stock on the date of grant.

        The Company has reserved 1,020,000 shares of Common Stock for issuance under the Employee Stock Option Plan and 200,000 shares of Common Stock for issuance under the Non-Employee Stock Option Plan, in each case subject to adjustment for certain dilutive events. At the end of fiscal 1995, options to purchase 797,150 shares were outstanding under the New Plans and options to purchase 243,750 shares were outstanding under the Old Plans. During fiscal 1996, options were granted to purchase 246,000 shares of Common Stock under the New Plans at an average per share exercise price of $2.82 (all options were granted at the market price on the grant dates). In addition, during fiscal 1996, 73,300 shares of Common Stock at an average per share exercise price of $2.25 were cancelled under the New Plans and 50,280 shares of Common Stock at an average per share exercise price of $2.53 were cancelled under the Old Plans and options to purchase 19,600 shares at an average exercise price per share of $2.18 were exercised under the New Plans and options to purchase 74,300 shares at an average exercise price per share of $2.43 were exercised under the Old Plans. A total of 250,150 shares of Common Stock remain available for future grants under the New Plans.


        The following table shows the fiscal year-end value of unexercised options held by the named executive officers.


                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL
                                             YEAR AND FISCAL YEAR-END OPTION VALUES
                                                                                                       Value of Unexercised
                                                                    Number of Unexercised                  In-the-Money
                                                                Options at Fiscal Year End(#)     Options at Fiscal Year End($)
                                                               --------------------------------  --------------------------------
                           Number of Shares
         Name            Acquired on Exercise  Value Realized    Exercisable     Unexercisable   Exercisable      Unexercisable
         ----            --------------------  --------------    -----------     -------------   -----------      -------------
Gerhard J. Von der Ruhr           --                 --              --               --               --               --
N.C. Joseph Lai                   --                 --              --                      --        --               --
Stephen D. Okland                 --                 --             23,500               10,000       19,813           8,750
Richard J. Osowski                --                 --            110,000               40,000      123,750          50,000
Herschel Q. Peddicord             --                 --             10,000               40,000       13,125          52,500

        Effective April 1, 1991, the Company adopted a 401(k) plan, which covers substantially all employees who have completed one year of employment. Under the plan, eligible employees can contribute up to 15% of pre-tax compensation for investment in a trust under the plan. Company contributions to the plan are discretionary and determined annually by the Board of Directors. Employee contributions, within certain limitations, are considered tax deferred under the provisions of section 401(k) of the Internal Revenue Code. Withdrawals of tax deferred amounts may be made upon termination of employment or earlier in the event of certain defined hardship situations. The Company's contributions for the 1994, 1995 and 1996 fiscal years were approximately $42,000, $40,000 and $61,000, respectively. Contributions made or accrued for named executive officers are included under cash compensation in the Summary Compensation Table.

        Other than the 401(k) plan, the Company does not maintain any pension, profit sharing, retirement or similar plans. The Company does provide group health, dental, long-term disability and life insurance benefits to its full-time employees, including its named executive officers.

                        COMPENSATION COMMITTEE REPORT

        The objectives of the Company's compensation program are to attract and retain the best available executives, to motivate these executives to achieve the Company's business goals and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company reviews its compensation program on a regular basis and attempts to tie a portion of each executive's potential compensation to Company performance.

        The key elements of the Company's executive compensation program consist of fixed compensation, in the form of base salary, and variable compensation, which is more directly tied to Company performance, in the form of annual incentive compensation and long-term compensation through stock option awards. In determining each element of compensation to be awarded to an executive officer, the Compensation Committee considers the executive's overall benefit package as well as the executive's responsibilities and experience. The Compensation Committee also considers the competitive marketplace for executive talent, including, to the extent possible, a comparison to compensation packages for executives with similar levels of experience and responsibility at other companies. In determining the compensation package for Mr. Von der Ruhr, the Company's Chairman of the Board, President and Treasurer, the Compensation Committee took into consideration both the compensation packages of chief executive officers of companies the Compensation Committee deemed comparable to the Company and the Compensation Committee's assessment of Mr. Von der Ruhr's individual performance and the Company's overall performance.

        The Compensation Committee reviewed the proposed 1996 salary and bonuses for the executive officers at the Compensation Committee meeting on November 6, 1995. The Compensation Committee believed the proposed salary levels were in line with or below the salary levels of executives in comparable positions of responsibility. In an effort to tie a substantial portion of an executive's compensation to Company performance, the Committee approved an incentive compensation program in which all of the executive officers, other than Mr. Okland and Mr. Peddicord, are eligible to participate. The program provides for a percentage of the Company's pre-tax income, over a specified target, to be allocated to a bonus pool. Mr. Okland and Mr. Peddicord receive commission based on the sales performance of their division.

        Because of his substantial stock holdings, Mr. Von der Ruhr is not eligible to participate in the stock option plan. He is eligible for the incentive program described above, however. In fixing the stock option grants, the Committee considered the current stock holdings of each eligible officer, their responsibilities and historical and anticipated future contributions to the Company's performance. The Committee believes that selective grants of stock options, along with the performance-based cash compensation described above, promote a commonality of interest between the Company's officers and its stockholders. This commonality of interest was enhanced by tying the exercisability of certain of the options to significant increases in the Company's stock price.

        The Compensation Committee is of the opinion that the compensation levels for the named executive officers are reasonable when compared to similar positions of responsibility and scope in similar industries and that an appropriate amount of total compensation is based on the performance of the Company, and therefore provides sufficient incentive for these individuals to attain improved results in the future.

                            COMPENSATION COMMITTEE
                              Milton Datsopoulos
                                 Karsten Houm

                              STOCK PERFORMANCE

        The following table tracks the value of $100 invested on July 1, 1991 in Criticare Systems, Inc. Common Stock compared to the change in the S&P 500 Index and the NASDAQ Index. The chart shows that $100 invested five years ago in Criticare Systems, Inc. common stock was worth $60.00 at June 30, 1996 compared to $180.68 for the S&P 500 and $249.00 for the NASDAQ Index:


                           CRITICARE SYSTEMS, INC.
                      STOCK PERFORMANCE COMPARED TO THE
                         S&P 500 AND THE NASDAQ INDEX

                      S&P 500           NASDAQ            CSI
                      -------           ------            ---
July 1, 1991          $100.00           $100.00         $100.00
June 30, 1992         $109.96           $122.63         $ 57.78
June 30, 1993         $121.38           $147.91         $ 40.00
June 30, 1994         $119.70           $148.34         $ 34.45
June 30, 1995         $146.77           $196.14         $ 41.67
June 30, 1996         $180.68           $249.00         $ 60.00

        The following graph presents, for a five-year period, the cumulative total shareholder return of the Company, the Standard & Poor's 500 Index and the NASDAQ Index. Cumulative total shareholder return is defined as share price appreciation assuming reinvestment of dividends.




                             [PERFORMANCE GRAPH]

                              SECURITY OWNERSHIP

        The following table sets forth information with respect to beneficial ownership of the Common Stock of the Company by (a) each person known to the Company to own beneficially more than 5% of the Company's Common Stock, (b) each director of the Company, (c) each named executive officer, and (d) all directors and executive officers as a group:



        Name and Address of            Number of
        Beneficial Owner(1)           Shares Owned    Percent
        -------------------           ------------    -------
Gerhard J. Von der Ruhr                 555,075(2)   7.8%(2)
N.C. Joseph Lai                         767,290(3)  10.8%(3)
Karsten Houm                             57,065(4)      *
Stephen D. Okland                        23,500(5)      *
Richard J. Osowski                      146,250(6)   2.0%
Milton Datsopoulos                       31,000(7)      *
Herschel Q. Peddicord                    10,000(8)      *
All directors and executive officers
(10 Persons)                          1,671,430(9)  22.6%
                                      ---------     ----

- --------------------------
*    Less than 1%

(1) Unless otherwise indicated, the address of the beneficial owner is 20925 Crossroads Circle, Waukesha, WI 53186; the address of Mr. Houm is Mastemyr N-140, Kolbotn, Norway; and the address of Mr. Datsopoulos is Central Square Building, 201 West Main, Missoula, Montana 59802.

(2) Includes 410,000 shares owned of record by Ursula Von der Ruhr, Mr. Von der Ruhr's wife, and 1,175 shares owned of record by Mark Von der Ruhr, Mr. Von der Ruhr's son.

(3) Includes 216,000 shares owned of record by Helen Lai, Dr. Lai's wife and 188,000 shares in the aggregate owned of record by Dr. Lai's sons Christopher Lai and Thomas Lai.

(4) Includes 41,000 shares which Mr. Houm has a right to acquire under currently exercisable options.

(5) Includes 23,500 shares Mr. Okland has a right to acquire under currently exercisable options.

(6) Includes 110,000 shares Mr. Osowski has a right to acquire under currently exercisable options.

(7) Includes 31,000 shares which Mr. Datsopolous has a right to acquire under currently exercisable options.

(8) Includes 10,000 shares Mr. Peddicord has a right to acquire under currently exercisable options.

(9) Includes 271,500 shares of Common Stock the members of the group have a right to acquire under options outstanding as of June 30, 1996.

                             CERTAIN TRANSACTIONS

        On August 1, 1995, the Company, through its wholly-owned subsidiary Criticare Biomedical, Inc., purchased from Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. (collectively, "Sellers"), two entities which are not affiliated with the Company, 1,000,000 shares of the Series A Preferred Stock and 1,200,000 shares of the Series B Preferred Stock of Immtech and a promissory note payable by Immtech in the principal amount of $50,000. In consideration of the Immtech stock and note, the Company issued to the Sellers 333,154 shares of the Company's Common Stock and Criticare Biomedical issued a subordinated promissory note, secured solely by the Immtech stock and note, in the principal amount of $1,240,000. The principal balance of the note is payable by Criticare Biomedical on the earlier of (a) December 2002; (b) the closing date of an initial public offering of the stock of Immtech or any sale of the Immtech stock by Criticare Biomedical; or (c) the Company purchasing any additional Immtech stock. The note bears interest at 7% per annum. No interest is payable during the first 12 months of the note and thereafter Criticare Biomedical is required to pay interest quarterly in arrears. The Company also entered into a registration rights agreement with Sellers pursuant to which the Company will register the 333,154 shares of Common Stock issued to Sellers for sale to the public subject to a monthly sales volume limitation equal to the greater of (a) 1% of the Company's outstanding Common Stock or (b) the average weekly trading volume in the Company's Common Stock for the four-week period prior to the sale. The Company currently owns 2,335,082 shares of the common stock of Immtech International, Inc. ("Immtech"), representing approximately 34.5% of Immtech's issued and outstanding common stock. Gerhard J. Von der Ruhr and N.C. Joseph Lai, executive officers and directors of the Company, are directors of Immtech and respectively own 5.1% and 3.8% of Immtech's outstanding stock on a fully diluted basis. Immtech is a development-stage company involved in the research and development of products in the fields of biochemistry and immunology. As part of its original investment, the Company acquired exclusive rights to one of the products Immtech is developing--a proprietary device to remove immune complexes from a patient's blood. However, it is unlikely that Immtech will be able to market any of its products in the foreseeable future. The Company believes the terms of the Immtech transaction, taken as a whole, were no more or less favorable to the Company than would have been available from an unrelated third-party. Immtech currently has outstanding promissory notes in the principal amount of $89,777 and $10,173 payable to the Company.
The $89,777 note bears interest at the rate of 8 1/2% per annum and is payable on December 31, 1997. The $10,173 note, representing accrued interest from a prior issuance of notes, does not bear interest and is due upon the realization of certain of Immtech's receivables. In addition, since September 1995, the Company has advanced Immtech funds to support the operations of the Company. Immtech has agreed to pay the Company interest (at the prime rate) on all funds advanced. As of June 30, 1996, Immtech had borrowed $503,000.

        The Company leases automobiles from U&G Leasing, which is owned by Mr. Von der Ruhr and his wife, and from JHL Leasing, which is owned by Dr. Lai and his wife, and paid $39,252 and $23,016, respectively, to those entities during the fiscal year ended June 30, 1996. The Company believes these arrangements are on terms no less favorable to the Company than would be available from an unrelated third party.

                 PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT
                          OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed Deloitte & Touche LLP as independent certified public accountants to examine the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending June 30, 1997. Unless otherwise directed, the Proxy will be voted in favor of the ratification of such appointment.

        Although this appointment is not required to be submitted to a vote of stockholders, the Board believes it appropriate as a matter of policy to request that the stockholders ratify the appointment. If stockholder ratification is not received, the Board will reconsider the appointment.

        Deloitte & Touche LLP (and its predecessor Deloitte Haskins + Sells) has served as auditors for the Company since its formation in 1984. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be provided an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

                      PROPOSALS FOR 1997 ANNUAL MEETING

        Any stockholder who desires to submit a proposal for the 1997 Proxy Statement and Annual Meeting should submit the proposal in writing to Gerhard J. Von der Ruhr, Chairman of the Board, Criticare Systems, Inc.,

20925 Crossroads Circle, Waukesha, Wisconsin 53186. The Company must receive a proposal by June 3, 1997 in order to consider it for inclusion in the 1997 Proxy Statement.

                           EXPENSES OF SOLICITATION

        The cost of this solicitation of Proxies will be paid by the Company.
It is anticipated that the Proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

                                ANNUAL REPORT

        A copy of the 1996 Annual Report of the Company accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for fiscal year 1996 will be provided without charge on written request of any stockholder whose Proxy is being solicited by the Board of Directors. The written request should be directed to Corporate Secretary, Criticare Systems, Inc., 20925 Crossroads Circle, Waukesha, Wisconsin 53186.

                   INCORPORATION OF DOCUMENTS BY REFERENCE

        This Proxy Statement incorporates by reference the financial statements, supplemental financial information and management's discussion and analysis of financial condition and results of operations regarding the Company included in the Company's Annual Report for the fiscal year ended June 30, 1996, and the Company's Annual Report on Form 10-K for the year ended June 30, 1996, copies of which are being delivered to each stockholder with this Proxy Statement.

        Any statement contained in a document incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement


                                By Order of the Board of Directors



                                N.C. Joseph Lai, Secretary

Waukesha, Wisconsin
October 1, 1996

CRITICARE SYSTEMS, INC.    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
20925 Crossroads Circle
Waukesha, Wisconsin 53186  The undersigned hereby appoints Gerhard J. Von der Ruhr, and Richard J.
                           Osowski, or either of them, as Proxies, each with full power of substitution for himself, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Criticare Systems, Inc., held of record by the undersigned on September 20, 1996, and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on
                           November 1, 1996 and any or all adjournments thereof, with like effect as if the undersigned were personally present and voting.

1.  ELECTION OF DIRECTORS  [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY
                                                                      to vote for all nominees listed below


                                  Gerhard J. Von der Ruhr, N.C. Joseph Lai, Ph.D., Karsten Houm

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

     _____________________________________________________________________________________________________________

2.  TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF
    THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997      [ ] FOR   [ ] AGAINST     [ ] ABSTAIN

3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY
    PROPERLY COME BEFORE THE MEETING.

                                                   (continued on reverse side)


Properly executed Proxies received by the Company will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted FOR the election of the nominees listed for director and FOR Proposal 2.  If other matters properly come before the meeting, this Proxy will be voted in accordance with the best judgment of the Proxies appointed.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith dated October 1, 1996.

                                         Please sign exactly as name appears below.  When
                                         shares are held by joint tenants, both should
                                         sign. When signing as attorney, executor,
                                         administrator, trustee or guardian, please give
                                         full title as such.  If a corporation, please
                                         sign in full corporate name by President or other
                                         authorized officer.  If a partnership, please
                                         sign in partnership name by authorized person.



                                         DATED________________________________, 1996

                                         ___________________________________________
                                         Signature

                                         ___________________________________________
                                         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
